                                                                       EX-13.1

                      [HECLA MINING COMPANY LOGO]


                  THIRD QUARTER REPORT TO SHAREHOLDERS
               FOR THE QUARTER ENDING SEPTEMBER 30, 1994
                     FOR RELEASE: NOVEMBER 3, 1994

             COEUR D'ALENE, Idaho -- Hecla Mining Company today reported net income for the third quarter ended Sept. 30, 1994, of $0.8 million on revenue of $36 million prior to payment of preferred dividends. After a $2 million dividend to preferred shareholders, the company recorded a net loss for the quarter of $1.2 million, or 3 cents per common share.

             For the first nine months of 1994, Hecla lost $10.1 million, or 24 cents per common share, on revenue of $103.8 million after a $6 million dividend to preferred shareholders. This compares with a loss of $12 million, or 32 cents per common share, on revenue of $74.4 million for the same period in 1993. Preferred shares were issued on June 22, 1993. Preferred dividends of $2 million were paid in the first nine months of 1993, compared with $6 million in the first nine months of 1994.

             During the quarter, Hecla's flagship silver operation, the Lucky Friday Unit, celebrated the production milestone of 100 million ounces. "This landmark in the history of the Lucky Friday is especially significant in light of our decision to proceed with the development of the Lucky Friday-Gold Hunter deposit," said Arthur Brown, Hecla's chairman and chief executive officer. Production from Gold Hunter could more than double Lucky Friday's silver output, returning the mine to historic production levels in the range of 5 million ounces annually.
Unfortunately, operations at the Lucky Friday have been on temporary suspension since Aug. 30, 1994, when a hoisting accident caused an ore-conveyance unit to fall to the bottom of the Lucky Friday Silver Shaft. No one was injured, and repairs are under way. The mine is scheduled to resume production in early December. The majority of the costs associated with the incident are covered by the company's insurance.

             Turning to Hecla's gold operations, the new La Choya Unit in Mexico processed a higher-grade ore zone during the quarter, producing 19,000 ounces at a cash cost of $157 per ounce.

             The company's other new gold mine, Grouse Creek in central Idaho, began a phased start-up in late October. Mining of the underground high-grade zone and the Sunbeam pit has been under way since midyear. The mill commenced operation on October 25, and Grouse Creek's first gold pour is expected in November. Current estimates call for 25,000 to 30,000 ounces of gold production prior to year end. Hecla owns 80 percent of Grouse Creek, and Great Lakes Minerals Inc. of Toronto owns 20 percent.

             The company's 47 percent-owned American Girl joint venture in California has been working a lower-grade deposit, which has adversely impacted results. The operating partner, MK Gold of Boise, Idaho, is in the process of permitting an adjacent higher- grade deposit that would improve profitability and extend the mine's life.

             Mining costs at Republic also were higher as the mine moves toward depletion of the ore body and ultimate closure scheduled for early 1995. "Closure of the Republic Unit is being done with great regret, particularly in view of the many contributions by every member of the work force over the years," Brown said. Recent drilling in the Republic District has shown encouraging results, and the company intends to continue exploration efforts there. However, even if an economic ore body is found, it could take up to two years before production could be resumed.

             The industrial minerals segment of the company continued to report exceptional performance with third quarter sales of $15.3 million, up 43 percent compared to the same period last year. The company's latest acquisition in this segment, Mountain West Products Inc. of Rexburg, Idaho, was not represented in last year's figures and has exceeded sales expectations. Additionally, feldspar operations in North Carolina continue to run near total milling capacity.

             Hecla is a 103-year-old mining company with operations principally in the United States and Mexico. The company is a well-known silver producer with a growing gold profile and a major supplier of ball clay, kaolin and feldspar. The common and preferred shares of Hecla are traded on the New York Stock Exchange under the symbols HL and HL-B, respectively.

                                     -HL-



            Contact Bill Booth, vice president-investor and public affairs, or Mike Callahan, investor relations assistant
            6500 Mineral Drive * Coeur d'Alene, Idaho 83814-8788 *
                       208/769-4100 * FAX 208/769-4159

                              HECLA MINING COMPANY
                (dollars in thousands, except per-share amounts)
                                  (unaudited)

                                                            Third Quarter                      Nine Months Ended
                                                     ---------------------------       -------------------------------
                                                     SEPT. 30,        Sept. 30,        SEPT. 30,         Sept. 30,
HIGHLIGHTS                                             1994            1993 (1)          1994             1993 (1)
- - - ----------------------------------------------------------------------------------------------------------------------
FINANCIAL DATA
- - - ----------------------------------------------------------------------------------------------------------------------
Total revenue                                        $    36,072        $   23,951       $   103,779     $      74,371
Gross profit (loss)                                        5,846               799             8,916               (81)
Net income (loss)                                            806            (1,672)           (4,143)           (9,943)
Loss applicable to common shareholders                    (1,207)           (3,729)          (10,181)          (12,000)
Loss per common share                                      (0.03)            (0.09)            (0.24)            (0.32)
Cash flow from operating properties (2)                   11,607             1,664            14,382            10,504

- - - ----------------------------------------------------------------------------------------------------------------------
SALE OF PRODUCTS BY SEGMENT
- - - ----------------------------------------------------------------------------------------------------------------------
Gold operations                                      $    16,655        $    9,261       $    37,689     $      25,454
Silver operations                                          2,488             2,163             8,633            11,097
Industrial minerals                                       15,302            10,707            50,514            34,288
Specialty metals                                             834               474             2,830             1,567
                                                      ----------        ----------       -----------     -------------
  Total sales                                        $    35,279        $   22,605       $    99,666     $      72,406

- - - ----------------------------------------------------------------------------------------------------------------------
GROSS PROFIT (LOSS) BY SEGMENT
- - - ----------------------------------------------------------------------------------------------------------------------
Gold operations                                      $     4,522        $    1,945      $      5,728    $        3,598
Silver operations                                           (658)           (2,198)           (3,494)           (7,534)
Industrial minerals                                        2,176             1,192             6,820             4,149
Specialty metals                                            (194)             (140)             (138)             (294)
                                                     -----------        ----------      ------------     -------------
  Total gross profit (loss)                          $     5,846        $      799      $      8,916        $     (81)

- - - ----------------------------------------------------------------------------------------------------------------------
PRODUCTION SUMMARY - TOTALS
- - - ----------------------------------------------------------------------------------------------------------------------
Gold  - Ounces                                            40,780            23,908            91,052            74,055
Silver - Ounces                                          413,439           540,760         1,512,564         2,438,103
Lead  - Tons                                               3,012             4,296            12,734            17,163
Zinc   - Tons                                                490               810             2,335             6,980
Average cost per ounce of gold produced:
  Cash production costs                                     $213              $233              $270              $235
  Full costs                                                $279              $299              $331              $302
Average cost per ounce of silver produced:
  Cash production costs                                    $4.50             $6.69             $5.73             $5.21
  Full costs                                               $5.84             $8.03             $7.00             $6.64

- - - ----------------------------------------------------------------------------------------------------------------------
AVERAGE METAL PRICES
- - - ----------------------------------------------------------------------------------------------------------------------
Gold   - Realized ($/oz.)                                    389               375               387               357
Gold   - London Final ($/oz.)                                386               375               384               355
Silver - Handy & Harman ($/oz.)                             5.34              4.67              5.33              4.20
Lead   - LME Cash (c./pound)                                26.7              17.4              23.3              18.3
Zinc   - LME Cash (c./pound)                                43.9              40.6              43.6              44.0

                             HECLA MINING COMPANY
                     Consolidated Statements of Cash Flows
                            (dollars in thousands)
                                  (unaudited)

                                                                                            Nine Months Ended
                                                                                       -----------------------------
                                                                                       SEPT. 30,          Sept. 30,
                                                                                         1994               1993 (1)
- - - --------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
- - - --------------------------------------------------------------------------------------------------------------------
Net loss                                                                              $    (4,143)       $    (9,943)
Noncash elements included in net loss:
  Depreciation, depletion and amortization                                                 10,936             10,867
  Loss on disposition of properties, plants and equipment                                      14                 28
  Loss (gain) on early retirement of long-term debt                                           833               (323)
  Accretion of interest on production notes and long-term debt                              2,000              3,403
  Provision for reclamation and closure costs                                                 905               (455)
  Minority interest in net loss of consolidated subsidiary                                    - -                 43
Change in:
  Accounts and notes receivable                                                            (7,182)               812
  Income tax refund receivable                                                               (785)               390
  Inventories                                                                                 300              1,967
  Other current assets                                                                       (145)               145
  Accounts payable and accrued liabilities                                                   (356)               176
  Dividends payable                                                                           - -              2,057
  Accrued payroll and related benefits                                                        548               (192)
  Accrued taxes                                                                               319                391
  Noncurrent liabilities                                                                     (181)            (2,297)
                                                                                      -----------        -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                   3,063              7,069
                                                                                      -----------        -----------
- - - --------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
- - - --------------------------------------------------------------------------------------------------------------------
  Additions to properties, plants and equipment                                           (57,511)           (22,203)
  Proceeds from disposition of properties, plants and equipment                            13,406                234
  Proceeds from sale of investments                                                        30,769                - -
  Purchase of restricted investments                                                      (13,497)               - -
  Purchase of investments and increase in cash surrender value of
    life insurance                                                                         (1,926)              (539)
  Other, net                                                                               (2,795)            (3,786)
                                                                                      -----------        -----------
NET CASH APPLIED TO INVESTING ACTIVITIES                                                  (31,554)           (26,294)
                                                                                      -----------        -----------

- - - --------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
- - - ---------------------------------------------------------------------------------------------------------------------
  Common stock issued under stock option plans                                              1,726                853
  Issuance of common stock                                                                 63,499              6,975
  Early retirement of long-term debt                                                      (50,169)               - -
  Dividends on preferred stock                                                             (6,038)            (2,057)
  Issuance of preferred stock                                                                 - -            110,360
  Decrease in deferred revenue                                                                (36)               - -
                                                                                      -----------        -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                   8,982            116,131
                                                                                      -----------        -----------

Net increase (decrease) in cash and cash equivalents                                      (19,509)            96,906
Cash and cash equivalents at beginning of period                                           40,031              3,967
                                                                                      -----------        -----------

Cash and cash equivalents at end of period                                            $    20,522        $   100,873
                                                                                      ===========        ===========

                             HECLA MINING COMPANY
                          Consolidated Balance Sheets
                            (dollars in thousands)

                                                                                         SEPT. 30,          Dec. 31,
                                                                                           1994             1993 (1)
                                                                                        (UNAUDITED)
- - - ----------------------------------------------------------------------------------------------------------------------
ASSETS
- - - ----------------------------------------------------------------------------------------------------------------------
Current assets:
  Cash and cash equivalents                                                            $      20,522     $      40,031
  Short-term investments                                                                          84            27,636
  Accounts and notes receivable                                                               26,023            18,841
  Income tax refund receivable                                                                   785               - -
  Inventories                                                                                 14,720            15,020
  Other current assets                                                                         2,148             2,003
                                                                                       -------------     -------------
    Total current assets                                                                      64,282           103,531
Investments                                                                                    5,274             6,565
Investments - restricted cash                                                                 13,497               - -
Properties, plants and equipment, net                                                        261,743           229,055
Other noncurrent assets                                                                        5,310             7,002
                                                                                       -------------     -------------

    TOTAL ASSETS                                                                       $     350,106     $     346,153
                                                                                       =============     =============
- - - ----------------------------------------------------------------------------------------------------------------------
LIABILITIES
- - - ----------------------------------------------------------------------------------------------------------------------
Current liabilities:
  Accounts payable and accrued expenses                                                $      16,956     $      17,312
  Accrued payroll and related benefits                                                         2,604             2,056
  Preferred stock dividends payable                                                            2,012             2,012
  Accrued taxes                                                                                1,247               928
                                                                                       -------------     -------------
    Total current liabilities                                                                 22,819            22,308
Deferred income taxes                                                                            359               359
Long-term debt                                                                                 1,821            50,009
Accrued reclamation costs                                                                     21,932            24,947
Other noncurrent liabilities                                                                   3,641             3,858
                                                                                       -------------     -------------
    TOTAL LIABILITIES                                                                         50,572           101,481
                                                                                       -------------     -------------

- - - ----------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
- - - ----------------------------------------------------------------------------------------------------------------------
Preferred stock                                                                                  575               575
Common stock                                                                                  12,035            10,080
Capital surplus                                                                              328,957           265,687
Retained deficit                                                                             (40,954)          (30,774)
Net unrealized loss on securities                                                                 (8)               (8)
Cumulative translation adjustment                                                               (182)              - -
Treasury stock                                                                                  (889)             (888)
                                                                                       -------------     -------------

    TOTAL SHAREHOLDERS' EQUITY                                                               299,534           244,672
                                                                                       -------------     -------------

    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                         $     350,106     $     346,153
                                                                                       =============     =============

                              HECLA MINING COMPANY
                     Consolidated Statements of Operations
                (dollars in thousands, except per-share amounts)
                                  (unaudited)

                                                                    Third Quarter                Nine Months Ended
                                                              ------------------------       -----------------------
                                                              SEPT. 30,       Sept. 30,      SEPT. 30,      Sept. 30,
                                                                 1994         1993 (1)          1994         1993 (1)
                                                              ----------     ----------      ---------      ----------
Sales of products                                              $  35,279      $  22,605      $  99,666       $  72,406
                                                              ----------     ----------      ---------      ----------
Cost of sales and other direct
  productions costs                                               25,216         18,775         80,257          62,121
Depreciation, depletion and amortization                           4,217          3,031         10,493          10,366
                                                              ----------     ----------      ---------      ----------
                                                                  29,433         21,806         90,750          72,487
                                                              ----------     ----------      ---------      ----------

Gross profit (loss)                                                5,846            799          8,916             (81)
                                                              ----------     ----------      ---------      ----------
Other operating expenses:
  General and administrative                                       2,611          1,783          8,950           5,318
  Exploration                                                      2,403          1,477          6,502           3,331
  Depreciation and amortization                                       81            196            443             501
  Provision for closed operations and
    environmental matters                                            449            464          1,073             912
                                                              ----------     ----------      ---------      ----------
                                                                   5,544          3,920         16,968          10,062
                                                              ----------     ----------      ---------      ----------

Income (loss) from operations                                        302         (3,121)        (8,052)        (10,143)
                                                              ----------     ----------      ---------      ----------
Other income (expense):
  Interest and other income                                          793          1,346          4,113           1,965
  Miscellaneous income                                               - -            169            - -             152
  Gain (loss) on investments                                          38             27          1,129            (162)
  Minority interest                                                  - -            - -            - -              43
  Interest expense:
    Total interest cost                                             (476)        (1,070)        (2,523)         (3,990)
    Less amount capitalized                                          - -            855          1,751           2,226
                                                              ----------     ----------      ---------      ----------
                                                                     355          1,327          4,470             234
                                                              ----------     ----------      ---------      ----------
Income (loss) before income taxes and
  extraordinary item                                                 657         (1,794)        (3,582)         (9,909)
Extraordinary item loss on early retirement of
  long-term debt                                                     (10)           - -           (833)            - -
Income tax (provision) benefit                                       159            122            272             (34)
                                                              ----------     ----------      ---------      ----------
Net income (loss)                                                    806         (1,672)        (4,143)         (9,943)
Preferred stock dividends                                          2,013          2,057          6,038           2,057
                                                              ----------     ----------      ---------      ----------
Net loss applicable to common shareholders                    $   (1,207)    $   (3,729)     $ (10,181)      $ (12,000)
                                                              ==========     ==========      =========      ==========

Net loss per common share                                     $    (0.03)    $    (0.09)     $   (0.24)          (0.32)
                                                              ==========     ==========      =========      ==========


Weighted number of common shares
  outstanding                                                     48,075         39,576         42,957          37,471
                                                              ==========     ==========      =========      ==========
Common shares outstanding at end of period                                                      48,076          39,576
                                                                                            ==========      ==========

                              HECLA MINING COMPANY
                                PRODUCTION DATA


                                                                  Third Quarter                  Nine Months Ended
                                                            -------------------------       --------------------------
                                                            SEPT. 30,       Sept. 30,       SEPT. 30,       Sept. 30,
                                                              1994          1993 (1)          1994          1993 (1)
- - - ----------------------------------------------------------------------------------------------------------------------
LA CHOYA UNIT (3)
- - - ----------------------------------------------------------------------------------------------------------------------
Tons of ore mined                                              575,444                       1,547,944
Ore grade mined - Gold (oz./ton)                                 0.055                           0.054
Gold produced (oz.)                                             19,074                          31,992
Silver produced (oz.)                                            2,169                           3,926
Average cost per ounce of gold produced:
  Cash production costs                                           $157                            $255
  Full cost                                                       $254                            $353

- - - ----------------------------------------------------------------------------------------------------------------------
REPUBLIC UNIT
- - - ----------------------------------------------------------------------------------------------------------------------
Tons of ore milled                                              30,517          28,867          86,741          81,370
Ore grade milled - Gold (oz./ton)                                 0.43            0.48            0.39            0.51
Gold produced (oz.)                                             12,064          13,739          30,475          38,360
Silver produced (oz.)                                           77,324          75,065         212,957         206,147
Average cost per ounce of gold produced:
  Cash production costs                                           $198            $187            $234            $200
  Full cost                                                       $249            $236            $294            $253

- - - ----------------------------------------------------------------------------------------------------------------------
AMERICAN GIRL UNIT (REFLECTS HECLA'S 47% SHARE)
- - - ----------------------------------------------------------------------------------------------------------------------
Tons of ore milled                                              30,807          28,685          90,261          87,967
Tons of ore to heap                                            168,449          70,442         408,172         231,878
Ore grade milled - Gold (oz./ton)                                0.162           0.192           0.170           0.205
Ore grade to heap - Gold (oz./ton)                               0.024           0.034           0.025           0.036
Gold produced (oz.)                                              7,644           7,977          22,496          26,185
Silver produced (oz.)                                            4,279           3,875          12,234          13,090
Average cost per ounce of gold produced:
  Cash production costs                                           $375            $310            $344            $286
  Full cost                                                       $402            $404            $368            $375

- - - ----------------------------------------------------------------------------------------------------------------------
LUCKY FRIDAY UNIT
- - - ----------------------------------------------------------------------------------------------------------------------
Tons of ore milled                                              30,839          39,264         119,398         140,152
Ore grade milled - Silver (oz./ton)                              10.20           11.69           10.88           11.96
Silver produced (oz.)                                          325,148         456,106       1,268,364       1,647,933
Lead produced (short tons)                                       3,012           4,296          12,734          15,865
Average cost per ounce of silver produced:
  Cash production costs                                          $4.50           $6.69           $5.73           $5.24
  Full cost                                                      $5.84           $8.03           $7.00           $6.47

(1)Financial information and production data previously reported have been restated to reflect the acquisition of Equinox Resources Ltd., accounted for as a pooling of interests.

(2)Consists of income (loss) from operating properties plus depreciation, adjusted for changes in working capital.

(3)Production began during February 1994.